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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Contact:
SARATOGA BEVERAGE GROUP, INC.
(518) 584-6363

NORTH CASTLE PARTNERS, L.L.C.
(203) 862-3200

         SARATOGA BEVERAGE GROUP, INC. AND NORTH CASTLE PARTNERS, L.L.C.
                   ANNOUNCE COMPLETION OF ROLLOVER NEGOTIATION
                   -------------------------------------------

Winter Haven, FL and Greenwich, CT, June 9, 2000 - Saratoga Beverage Group, Inc. and North Castle Partners, L.L.C. announced that North Castle and the rollover shareholders have reached agreement on the restructured post-merger equity. The rollover shareholders will roll over 700,000 shares of common stock at the closing as contemplated by the merger agreement. In addition, together with certain members of management, certain of the rollover shareholders have agreed to provide additional capital to the recapitalized company immediately after the consummation of the merger by acquiring additional shares and rolling over outstanding options. A portion of the rollover shares and additional capital will be subject to a limited call.

Although there can be no assurance that the merger will be completed, Saratoga and North Castle expect, subject to the satisfaction of all conditions, to consummate the merger on or before June 21, 2000.

Saratoga Beverage Group, Inc., formerly the Saratoga Spring Water Company, was founded in 1872. Saratoga produces sparkling and non-carbonated spring water products and Saratoga Splash and, through its subsidiary The Fresh Juice Company, Inc., manufactures, markets and distributes fresh squeezed and frozen fresh squeezed citrus juices, fresh fruit smoothies (blends of juices and purees) and other non-carbonated beverages marketed under the labels "Fresh Pik't," "the Fresh Juice Company," "Hansen's Juices," "Ultimate" and "Just Pik't." Saratoga's Class A common stock is traded on the Nasdaq SmallCap Market under the symbol TOGA.

North Castle Partners, with offices in Greenwich, Connecticut and San Francisco, California, is a leading private equity fund focused on developing healthy living and aging businesses.

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